HEICO CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 17, 1998

                                   ----------

         The Annual Meeting of Shareholders of HEICO Corporation, a Florida corporation ("HEICO" or the "Company"), will be held on March 17, 1998, at 10:00 A.M. local time, at The Wyndham Hotel - Fort Lauderdale Airport, 1825 Griffin Road, Dania, Florida, for the following purposes:

         1.       To elect a Board of Directors for the ensuing year;

         2. To consider and act upon a proposal to approve an amendment to the 1993 Stock Option Plan (the "1993 Stock Option Plan") to increase the number of shares issuable pursuant to the 1993 Stock Option Plan;

         3. To consider and vote upon a proposal to approve an amendment (the "Share Increase Amendment") to Article III of HEICO's Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock, $0.01 par value per share (the "Common Stock") from 20,000,000 shares to 30,000,000 shares;

         4. To consider and vote upon a proposal to approve an amendment (the "Dual Class Amendment") to Article III of HEICO's Articles to add to HEICO's authorized capital stock to consist of 30,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), having 1/10th vote per share; and

         5. Transacting such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of HEICO Common Stock at the close of business on January 19, 1998 will be entitled to vote at the Meeting.

         YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY. YOU MAY REVOKE YOUR PROXY EITHER BY WRITTEN NOTICE TO HEICO OR IN PERSON AT THE MEETING (WITHOUT AFFECTING ANY VOTE PREVIOUSLY TAKEN).


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                    LAURANS A. MENDELSON,
3000 Taft Street                                    CHAIRMAN OF THE BOARD,
Hollywood, Florida                                  PRESIDENT AND
February 16, 1998                                   CHIEF EXECUTIVE OFFICER

                                HEICO CORPORATION
                   3000 TAFT STREET, HOLLYWOOD, FLORIDA 33021

                                   ----------

                                 PROXY STATEMENT

                                   ----------


         This Proxy Statement is furnished to the shareholders of HEICO Corporation ("HEICO" or the "Company") in connection with the solicitation of proxies by HEICO's Board of Directors (the "Board") for use at the annual meeting of shareholders of HEICO to be held at The Wyndham Hotel - Fort Lauderdale Airport, 1825 Griffin Road, Dania, Florida 33004 on Tuesday, March 17, 1998 at 10:00 A.M., local time. This Proxy Statement is first being mailed to shareholders on or about February 17, 1998.


         At the annual meeting, the shareholders will be asked to elect a Board, to approve an amendment to the 1993 Stock Option Plan (the "1993 Stock Option Plan"), to approve an amendment (the "Share Increase Amendment") to Article III of HEICO's Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock, $0.01 par value per share (the "Common Stock") from 20,000,000 shares to 30,000,000 shares; to approve an amendment (the "Dual Class Amendment") to Article III of HEICO's Articles to add to HEICO's authorized common stock to consist of 30,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), having 1/10th vote per share; and to vote on any other business which properly comes before the meeting.

         THE BOARD OF DIRECTORS OF HEICO URGES YOU PROMPTLY TO DATE, SIGN AND MAIL YOUR PROXY, IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT, TO MAKE CERTAIN THAT YOUR SHARES ARE VOTED AT THE MEETING. PROXIES IN THE ENCLOSED OR OTHER ACCEPTABLE FORM THAT ARE RECEIVED IN TIME FOR THE MEETING WILL BE VOTED. HOWEVER, YOU MAY REVOKE YOUR PROXY AT ANY TIME BY A REVOCATION IN WRITING OR A LATER DATED PROXY THAT IS RECEIVED BY HEICO, AND IF YOU ATTEND THE MEETING YOU MAY VOTE YOUR SHARES IN PERSON.

         If your proxy is received in time for the meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

         HEICO will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail, and directors, officers and regular employees of HEICO may solicit proxies personally or by telephone, telegram or special letter. HEICO will also employ Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist in soliciting proxies for a fee of $5,000 plus related out-of-pocket expenses.

         Only holders of record of HEICO Common Stock at the close of business on January 19, 1998 will be entitled to vote at the meeting. On that date there were 8,289,659 shares of HEICO Common Stock outstanding, each entitled to one vote.

           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Company's outstanding Common Stock as of January 19, 1998, by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) the Chief Executive Officer and the other four most highly compensated executive officers, (iii) each of the directors of the Company, and (iv) all directors and executive officers of the Company as a group.



                                                                                     SHARES BENEFICIALLY OWNED (2)
                                                                                     -----------------------------
                                                                                        NUMBER          PERCENT
                                                                                     ------------     ------------
(a)  Certain beneficial owners (1):

Mendelson Reporting Group(3)...................................................      2,264,269            23.71%
HEICO Savings and Investment Plan(4)...........................................      1,305,443            15.75
Dr. Herbert A. Wertheim(5).....................................................      1,136,176            13.71
Dimensional Fund Advisors, Inc.(6).............................................        503,577             6.07
Rene Plessner Reporting Group(7)...............................................        419,968             5.07

(b)  Directors:

Jacob T. Carwile(8)............................................................        134,813             1.60
Samuel L. Higginbottom.........................................................          3,549             *
Paul F. Manieri(9).............................................................        135,305             1.61
Eric A. Mendelson(10)..........................................................        409,483             4.80
Laurans A. Mendelson(11).......................................................      1,747,328            19.30
Victor H. Mendelson(12)........................................................        404,038             4.73
Albert Morrison, Jr.(13).......................................................         16,873             *
Dr. Alan Schriesheim(14).......................................................        122,949             1.46
Guy C. Shafer..................................................................         11,275             *

(c) Executive officers listed in Summary Compensation table who are not directors:

Thomas S. Irwin(15)............................................................        315,290             3.72
James L. Reum(16)..............................................................        123,308             1.47

(d)  All directors and officers as a group (11 persons)(17)....................      3,127,631            30.65
All  directors,  officers,  the HEICO  Savings and  Investment  Plan and the

Mendelson Reporting Group as a group(18).......................................      4,433,074            43.44



----------
*        Represents ownership of less than 1%.

(1) Unless otherwise indicated, the address of each Beneficial Owner identified is c/o HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. Except as otherwise indicated, such Beneficial Owners have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(2) The number of shares of Common Stock deemed outstanding as of January 19, 1998 includes (i) 8,289,659 shares of Common Stock outstanding and
         (ii) shares issued pursuant to options held by the respective person or group which may be exercised within 60 days ("Presently Exercisable Stock Options") as set forth below. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options are deemed to be outstanding and to be beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3) The Mendelson Reporting Group consists of Laurans A. Mendelson; Eric A. Mendelson; Victor H. Mendelson; Mendelson International Corporation ("MIC"), a corporation whose stock is owned solely by Eric and Victor Mendelson and whose Chairman of the Board is Laurans A. Mendelson; LAM Limited Partners, a partnership whose sole general partner is a corporation controlled by Laurans A. Mendelson; and the Victor H. Mendelson Revocable Investment Trust, whose Grantor, Trustee and sole presently vested beneficiary is Victor H. Mendelson. Includes 1,261,817 shares covered by currently exercisable stock options. Also includes 232,360 shares held of record by employees and former shareholders of the Company's Northwings Accessories Corp. subsidiary ("Northwings") but subject to a voting proxy held by Laurans A. Mendelson. See Notes
         (10), (11) and (12) below. The address of the Mendelson Reporting Group is 825 Brickell Bay Drive, 16th Floor, Miami, Florida 33131.

(4) Reflects 424,418 shares allocated to participants' individual accounts and 881,024 unallocated shares as of September 30, 1997. Under the terms of the HEICO Savings and Investment Plan, all shares allocated to the accounts of participating employees will be voted or not as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted in the same proportion as the shares for which instructions are received. The address of HEICO Savings and Investment Plan is c/o Reliance Trust Company, 3384 Peachtree Road NE, Suite 900, Atlanta, Georgia 30326.

(5) The address of Dr. Wertheim is 191 Leucadendra Drive, Coral Gables, Florida 33156.


(6) Based on information in a Schedule 13G filed February 10, 1998, all of which shares are held in portfolios of advisory clients of Dimensional, DFA Investment Dimensions Group Inc., or DFA Investment Trust Company, registered open-end investment companies. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, Santa Monica, California 90401.


(7) Based on information in a Schedule 13D dated January 9, 1997 filed by Mr. Plessner individually and as sole Trustee for the Rene Plessner Associates, Inc. Profit Sharing Plan. Reflects 167,836 shares held by Mr. Plessner and 252,132 shares held by the Rene Plessner Associates, Inc. Profit Sharing Plan, an employee profit sharing plan of Rene Plessner Associates, Inc., an executive search company. The address of Rene Plessner Reporting Group is 375 Park Avenue, New York, New York 10152.

(8)      Reflects 123,538 shares subject to presently exercisable stock options.

(9)      Reflects 123,538 shares subject to presently exercisable stock options.

(10) Reflects 148,290 shares held by MIC, 248,730 shares covered by currently exercisable stock options and 10,291 shares held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson's account, and 150 shares owned by one of Eric Mendelson's children. See Note (2) above.


(11) Laurans A. Mendelson disclaims beneficial ownership with respect to 148,290 of these shares, which are held in the name of MIC, 18,750 shares which were donated to Laurans A. and Arlene H. Mendelson Charitable Foundation, Inc., of which Mr. Mendelson is president and 232,360 shares held of record by employees and former shareholders of the Company's Northwings subsidiary but subject to a voting proxy held by Mr. Mendelson. The remaining 1,347,928 shares are held solely by Mr. Mendelson or LAM Limited Partners and include 765,105 shares covered by currently exercisable stock options and 16,452 shares held by the HEICO Savings and Investment Plan and allocated to Mr. Mendelson's account. See Notes (3), (9) and (11).

(12) Reflects 148,290 shares held by MIC, 247,982 shares covered by currently exercisable stock options, of which 156,485 shares are held by the Victor H. Mendelson Revocable Investment Trust and 7,271 shares held by the HEICO Savings and Investment Plan and allocated to Victor
         H. Mendelson's account. See Note (2) above.

(13) Albert Morrison Jr.'s voting and dispositive power with respect to 15,481 of these shares is held indirectly through Sheridan Ventures, Inc., a corporation of which Mr. Morrison is the President, but not a shareholder.

(14)     Reflects 111,182 shares subject to presently exercisable stock options.

(15) Reflects 190,640 shares covered by currently exercisable stock options and 24,170 shares held by the HEICO Savings and Investment Plan and allocated to Thomas S. Irwin's account.

(16) Reflects 104,930 shares covered by currently exercisable stock options, 4,939 shares held for the benefit of Mr. Reum by a non-qualified deferred compensation plan made available by the Company to selected executive officers and 4,702 shares held by the HEICO Savings and Investment Plan and allocated to James L. Reum's account.

(17) Reflects 1,915,645 shares covered by currently exercisable stock options. The total for all directors and officers as a group (11 persons) also includes 63,516 shares held by the HEICO Savings and Investment Plan and allocated to accounts of officers pursuant to the Plan. See Note (3) above.

(18) Reflects all shares and options held by all directors and officers (11 persons), the HEICO Savings and Investment Plan and all members of the Mendelson Reporting Group.

                           PROPOSAL TO ELECT DIRECTORS
                                (PROPOSAL NO. 1)

         Each of the nine individuals named in the table below has been nominated by management for election to the Board at the annual meeting to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are currently serving as directors.


                                                                                              DIRECTOR SINCE
                                                                                              --------------
NAME                             AGE      CORPORATE OFFICE OR POSITION
----                             ---      ----------------------------
Jacob T. Carwile                  75      Director(1)(3)                                            1975
Samuel L. Higginbottom            76      Director(1)(2)(5)                                         1989
Paul F. Manieri                   80      Director(1)(2)(4)                                         1985
Eric A. Mendelson                 32      Vice President of the Company; President of HEICO         1992
                                          Aerospace Holdings Corp. and Director(6)

Laurans A. Mendelson              59      Chairman of the Board, President and Chief Executive      1989
                                          Officer, Director(2)(6)
Victor H. Mendelson               30      Vice President and General Counsel of the Company;        1996
                                          President of HEICO Aviation Products Corp. and
                                          Director(4)(6)

Albert Morrison, Jr.              61      Director (3)(5)                                           1989
Dr. Alan Schriesheim              67      Director(2)(4)                                            1984
Guy C. Shafer                     79      Director(1)(5)                                            1989

----------

(1)  Member of Nominating and Executive Compensation Committee.
(2)  Member of Executive Committee.
(3)  Member of Finance/Audit Committee.
(4)  Member of Environmental, Safety and Health Committee.
(5)  Member of Stock Option Plan Committee.
(6) Laurans A. Mendelson is the father of Eric A. Mendelson and Victor H. Mendelson.

                         BUSINESS EXPERIENCE OF NOMINEES

         Mr. Jacob T. Carwile retired as a Lt. Col. from the United States Air Force ("USAF"), and presently serves as an aerospace consultant. During Mr. Carwile's USAF career, Mr. Carwile served as a command pilot and procurement officer, working extensively in the development, testing, and production of many aircraft, helicopters, and engines. Mr. Carwile also served in special management positions with numerous overhaul and modification facilities in the United States and Spain. From 1972 to 1987 Mr. Carwile served as president of Decar Associates, which provided aviation material to the U.S. government and the aerospace industry.

         Mr. Samuel L. Higginbottom is a retired executive officer of Rolls Royce, Inc. (an aircraft engine manufacturer), where he served as Chairman, President and Chief Executive Officer from 1974 to 1986. He was the Chairman of the Columbia University Board of Trustees from 1982 until September 1989. Mr. Higginbottom was President, Chief Operating Officer and a director of Eastern Airlines, Inc., from 1970 to 1973 and served in various other executive capacities with that company from 1964 to 1969. Mr. Higginbottom is a director of British Aerospace Holdings, Inc., an aircraft manufacturer, and was a director of AmeriFirst Bank from 1986 to 1991. He is also Vice Chairman of the Board of Trustees of St. Thomas University, Miami, Florida.

         Mr. Paul F. Manieri is a management consultant and retired executive of IBM Corporation, for which he served in various positions for 44 years, including Director of Manufacturing and Engineering for IBM World Trade Corporation and Director of Personnel and Director of Communications for IBM Corporation.

         Mr. Eric A. Mendelson has been President of HEICO Aerospace Holdings Corp. ("HEICO Aerospace"), a subsidiary of HEICO, since its formation in 1997 and President of HEICO Aerospace Corporation since 1993 and a Vice President of HEICO since 1992. He also served as President of HEICO's Jet Avion Corporation, a wholly-owned subsidiary of HEICO Aerospace, from 1993 to 1996 and served as Jet Avion's Executive Vice President and Chief Operating Officer from 1991 to 1993. From 1990 to 1991, Mr. Mendelson was Director of Planning and Operations of HEICO. Mr. Mendelson is a co-founder and, since 1987, has been Managing Director of Mendelson International Corporation, a private investment company which is a shareholder of HEICO (see "Voting Securities of Principal Shareholders and Management," above). Mr. Mendelson received his MBA from Columbia University Graduate School of Business and his AB degree from Columbia College.

         Mr. Laurans A. Mendelson has served as Chairman of the Board and Chief Executive Officer of HEICO since 1990 and President since 1991. Mr. Mendelson served as Chairman of the Board of Directors of US Diagnostic Inc. from February 1997 until his resignation in December 1997. Mr. Mendelson has been Chairman of the Board of Ambassador Square, Inc. (a real estate development and management company) since 1980 and President of that company since 1988, as well a Chairman of the Board of Columbia Ventures, Inc. (a private investment company) since 1985 and that company's President since 1988. He is a member of the Board of Trustees of Columbia University. Mr. Mendelson was a member of the Board of Governors of the Aerospace Industries Association in 1997, the Board of Trustees of Mt. Sinai Medical Center, Miami Beach, Florida and Chairman of the Hollywood Economic Growth Corporation, Hollywood, Florida, a not-for-profit community advancement company. He is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and Society of University Grand Founders of the University of Miami. Mr. Mendelson received his MBA from Columbia University Graduate School of Business and his AB degree from Columbia College.

         Mr. Victor H. Mendelson has served as a Vice President of HEICO since 1996, as President of HEICO Aviation Products Corp. ("HEICO Aviation"), a wholly-owned subsidiary of HEICO, since 1996 and General Counsel of the Company since 1993. He served as Executive Vice President of MediTek Health Corporation from 1994 until its sale by HEICO, and its Chief Operating Officer from 1995 until its sale. He was HEICO's Associate General Counsel from 1992 until 1993. From 1990 until 1992, he worked on a consulting basis with HEICO developing and analyzing various strategic opportunities. Mr. Mendelson is a co-founder and, since 1987, has been President of Mendelson International Corporation (a private investment company which is a shareholder of HEICO) (see "Voting Securities of Principal Shareholders and Management," above). He is a Trustee of St. Thomas University of Miami, Florida. He received his JD degree from the University of Miami and his AB degree from Columbia College.


         Mr. Albert Morrison, Jr. has served as President of Morrison, Brown, Argiz & Company, a certified public accounting firm located in Miami, Florida, since 1971. Mr. Morrison has served as the Vice Chairman of the Dade County Industrial Development Authority since 1983. Mr. Morrison is the Treasurer of the Florida International University Board of Trustees and has served as a Trustee since 1980. Mr. Morrison also serves as a director of Logic Devices, Inc., a computer electronics company and Walnut Financial Services, Inc., a financial services company.


         Dr. Alan Schriesheim is retired from the Argonne National Laboratory, where he served as Director from 1984 to 1996. From 1983 to 1984, he served as Senior Deputy Director and Chief Operating Officer of Argonne. From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon's Corporate Research Laboratories. Dr. Schriesheim is also a director of the Rohm and Haas Company, a chemical company, and a member of the Board of the Children's Memorial Hospital of Chicago, Illinois.

         Mr. Guy C. Shafer is retired from Coltec Industries, Inc., formerly Colt Industries, Inc., (a manufacturer of aviation and automotive equipment), where he served as Advisor to the Chief Executive Officer from 1987 to 1988, Executive Vice President from 1985 to 1986 and Group Vice President from 1969 to 1985. Mr. Shafer has been in the aviation and automotive manufacturing industry since 1946.

         Meetings of the Board are held periodically during the year. The Board held six meetings in fiscal 1997. The Board currently has five standing committees: the Executive Committee; the Nominating and Executive Compensation Committee; the Finance/Audit Committee; the Environmental, Safety and Health Committee and the Stock Option Plan Committee. The Executive Committee has such powers as are delegated by the Board, which may be exercised while the Board is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law. The Nominating and Executive Compensation Committee determines the Company's director and officer requirements and recommends to the full Board nominees for election. The Nominating and Executive Compensation Committee does not solicit nominations from shareholders. That Committee also reviews and approves compensation of the Company's officers, key employees and directors. The Finance/Audit Committee meets with the Company's Chief Financial Officer and its auditors to review the scope and results of their audits and consults with the auditors with respect to the Company's internal controls. In addition, the Finance/Audit Committee reviews financial matters which may arise from time to time. The Environmental, Safety and Health Committee meets with the Company's senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations. The Stock Option Plan Committee administers the Company's stock option plans including authority to grant options, determines the persons to whom and the times at which options are granted, and determines the terms and provisions of each grant. During fiscal 1997, no separate meetings of the Executive Committee were held, the Nominating and Executive Compensation Committee met four times, the Finance/Audit Committee met twice, the Stock Option Plan Committee met three times and the Environmental, Safety and Health Committee met four times.

         The persons named in the enclosed proxy card intend to vote such proxy for the election of the listed nominees, or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other person as management may recommend in the place of such nominee to fill such vacancy. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF MANAGEMENT'S NOMINEES.

COMPENSATION OF DIRECTORS

         Directors receive director's fees of $1,000 for each regular Board meeting attended and an annual retainer of $18,000. Directors of the Company are required to purchase shares of HEICO Common Stock equivalent to 1/3 of their annual retainers ($6,000). Members of committees of the Board of the Company are paid a $2,000 annual retainer for each committee served and $500 for attendance at each committee meeting. In addition, committee chairmen are paid an annual retainer of $1,000 for each committee chaired. During fiscal 1997, an aggregate of $150,452 was paid to directors under the compensation arrangements described above (including $22,642 paid to Jacob Carwile, $26,142 paid to Samuel Higginbottom, $27,642 paid to Paul Manieri, $26,242 paid to Albert Morrison, $23,642 paid to Dr. Alan Schriesheim and $24,142 paid to Guy Shafer), excluding amounts paid to Laurans A. Mendelson, Eric A. Mendelson and Victor H. Mendelson, which are reported in the Summary Compensation Table. Per diem fees for other consulting services are paid to individual directors, as assigned by the Chairman of the Board, in the amount of $600 per day. During fiscal 1997, an aggregate of $112,325 was paid to directors for consulting services (including $25,200 paid to Jacob Carwile, $78,000 paid to Samuel Higginbottom, $5,950 paid to Paul Manieri and $3,175 paid to Dr. Alan Schriesheim).

         The Company's Directors' Retirement Plan, adopted in 1991 in order to facilitate Director retirements, covers the then current directors of the Company. Under the Directors' Retirement Plan, participants will, upon retirement from the Board, receive annually the average retainer such director was paid during his service as a member of the Board payable in quarterly installments. Such quarterly payments are not to be less than $3,000. Subject to the terms of the Directors' Retirement Plan, these quarterly payments will continue for the same period of time that the participant served on the Board, not to exceed ten years. During fiscal 1997, $76,000 was accrued, while no amounts were paid pursuant to the Directors' Retirement Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (determined as of the end of the last fiscal year) for the fiscal years ended October 31, 1995, 1996 and 1997:


                                                                                        LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                               -----------------------  -----------
                                                ANNUAL COMPENSATION (1)         RESTRICTED                              ALL OTHER
NAME AND                          -----------------------------------------      STOCK      OPTIONS/      LTIP       COMPENSATION
PRINCIPAL POSITION                YEAR  SALARY ($)   BONUS ($)    OTHER ($)    AWARD(S) ($) SARS(#)(2)  PAYOUTS ($)        ($)
------------------                ----  ----------   ---------    ---------    ------------ ----------  -----------   ------------
Laurans A. Mendelson              1997    350,000     200,000    169,642 (3)         0        45,000         0         28,299 (11)
Chairman of the Board,            1996    325,000     200,000    326,967 (4)         0        61,257         0         29,500 (11)
President and Chief               1995    312,000     200,000     18,000 (5)         0        98,828         0         27,870 (11)
Executive Officer


Thomas S. Irwin                   1997    165,000      85,000     90,000 (6)         0        47,250         0          9,759 (12)
Executive Vice President          1996    155,481      85,000    100,000 (7)         0        13,613         0         10,630 (12)
and Chief Financial Officer       1995    150,000      65,000          0             0        32,943         0          9,000 (12)

Eric A. Mendelson                 1997    150,000     190,000     16,642 (5)         0        79,500         0          9,000 (12)
Vice President;                   1996    139,134     150,000     73,697 (8)         0        41,180         0          9,681 (12)
President of HEICO                1995    125,000      95,000     16,000 (5)         0        41,180         0          7,505 (12)
Aerospace Holdings Corp.


Victor H. Mendelson               1997    150,000      80,000    130,339 (9)         0        79,500         0          9,000 (12)
Vice President and                1996    137,404      50,000    157,500 (10)        0        64,254         0          9,549 (12)
General Counsel;

President of HEICO

Aviation Products Corp.


James L. Reum                     1997    150,000     150,000          0             0        39,750         0          7,326 (12)
Executive Vice President and      1996    130,481     100,000          0             0        19,058         0          8,303 (12)
Chief Operating Officer of        1995    110,000      65,000          0             0         8,237         0          6,671 (12)
HEICO Aerospace Holdings Corp.


FOOTNOTES ON NEXT PAGE

(1) Salary and bonus amounts include amounts deferred by executive officers pursuant to a non-qualified deferred compensation plan available to selected executive officers. Under such deferred compensation plan, selected employees may elect to defer a portion of their compensation. Amounts deferred are immediately vested and invested in individually directed investment accounts. Earnings on such investment accounts, which are maintained by a Trustee, accrue to the benefit of the individual.

(2) The Company has not granted and does not currently grant Stock Appreciation Rights ("SARs"). The option share amounts presented have been adjusted for stock dividends.

(3) Represents a special $150,000 cash incentive payment awarded from the proceeds of the sale of a minority interest in HEICO Aerospace Holdings Corp., a subsidiary of the Company, and the payment of directors' fees totaling $19,642.

(4) Represents a special $300,000 cash incentive payment awarded from the proceeds of the sale of MediTek Health Corporation and the payment of directors' fees totaling $26,697.

(5)      Represents payments of directors' fees.

(6) Represents a special $90,000 cash incentive payment awarded from the proceeds of the sale of a minority interest in HEICO Aerospace Holdings Corp., a subsidiary of the Company.

(7) Represents a special cash incentive payment awarded from the proceeds of the sale of MediTek Health Corporation.

(8) Represents a special $50,000 cash incentive payment awarded from the proceeds of sale of MediTek Health Corporation and the payment of directors' fees totaling $23,697.

(9) Represents a special $110,000 cash incentive payment awarded from the proceeds of the sale of a minority interest in HEICO Aerospace Holdings Corp., a subsidiary of the Company, and the payment of directors' fees totaling $20,339.

(10) Represents a special $150,000 cash incentive payment awarded from the proceeds of the sale of MediTek Health Corporation and the payment of directors' fees totaling $7,500.

(11) Includes annual life insurance premiums paid by the Company of $18,750 in fiscal years 1997, 1996 and 1995. Amount also includes Company contributions to his HEICO Savings and Investment Plan account of $9,549 in fiscal 1997, $10,750 in fiscal year 1996 and $9,120 in fiscal year 1995. Prior to receiving a portion of the Company contributions under such plan, Mr. Mendelson contributed, in cash, twice the amount that he received in stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

(12) Represents Company contributions to the HEICO Savings and Investment Plan account of the named executive. Prior to receiving a portion of the Company contributions under such plan, each named executive contributed, in cash, twice the amount that he received in HEICO stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

OPTION/SAR GRANTS TABLE

         The following table sets forth information concerning individual grants of stock options pursuant to the Company's Non-Qualified Stock Option Plan (the "NQSO Plan") and 1993 Stock Option Plan during the fiscal year ended October 31, 1997 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. The Company has not granted and does not currently grant stock appreciation rights. The option share and per option share price amounts have been adjusted for stock dividends and a stock split.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           % OF TOTAL
                                                          OPTIONS/SARS                           POTENTIAL REALIZABLE VALUE AT
                              OPTIONS/SARS   GRANTED TO    EXERCISE OR MARKET PRICE              ASSUMED ANNUAL RATES OF STOCK
                                 GRANTED    EMPLOYEES IN    BASE PRICE  ON DATE OF  EXPIRATION APPRECIATION FOR OPTION TERM (2)
NAME AND PRINCIPAL POSITION      (#)(1)     FISCAL YEAR       ($/SH)      GRANT        DATE    0% ($)        5% ($)        10% ($)
---------------------------   ------------  ------------   ----------- ------------ ---------- ------     -----------  -----------
Laurans A. Mendelson             45,000          8%           $14.92      $14.92     06/06/07    0         $422,240     $1,070,038
Chairman of the Board,

President and Chief

Executive Officer

Thomas S. Irwin                  12,375          2%           $12.73      $12.73     12/13/06    0          $99,050      $251,014
Executive Vice President         22,500          4%           $14.92      $14.92     06/06/07    0         $211,069      $534,907
and Chief Financial Officer      12,375          2%           $12.65      $12.65     12/13/06    0          $98,459      $249,516

Eric A. Mendelson                24,750          5%           $12.73      $12.73     12/13/06    0         $198,101      $502,029
Vice President;                  30,000          6%           $17.50      $17.50     09/12/07    0         $330,170      $836,715
President of HEICO               24,750          5%           $12.65      $12.65     12/13/06    0         $196,919      $499,033
Aerospace Holdings Corp.

Victor H. Mendelson              24,750          5%           $12,73      $12.73     12/13/06    0         $198,101      $502,029
Vice President and               30,000          6%           17.50       $17.50     09/12/07    0         $330,170      $836,715
General Counsel;                 24,750          5%           $12.65      $12.65     12/13/06    0         $196,919      $499,033
President of HEICO

Aviation Products Corp.

James L. Reum                    24,750          5%           $12,73      $12.73     12/13/06    0         $198,101      $502,029
Executive Vice President and     15,000          3%           $17.50      $17.50     09/12/07    0         $165,084      $418,357
Chief Operating Officer of

HEICO Aerospace Holdings Corp.


----------

(1) Options were 100% vested at grant; No stock appreciation rights have been granted.
(2) Based upon arbitrary assumptions of 0%, 5%, and 10% annual appreciation of the Company's Common Stock through the expiration date of the executive's options granted during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES AND
FISCAL YEAR-END OPTION/SAR VALUE TABLE

         The following table sets forth information concerning unexercised options to purchase the Company's Common Stock as of October 31, 1997 under the Company's Combined Stock Option Plan, NQSO Plan and 1993 Stock Option Plan held by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing price of HEICO Common Stock on the composite tape of the American Stock Exchange ("AMEX") on October 31, 1997:


                                    AGGREGATE OPTION/SAR EXERCISES IN
                               LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                               ---------------------------------------------
                                                                             NUMBER OF             VALUE OF
                                                                            UNEXERCISED           UNEXERCISED
                                                                           OPTIONS/SARS          IN-THE-MONEY
                                                                           AT FY-END(#)          AT FY-END($)
                              SHARES ACQUIRES ON                           EXERCISABLE/          EXERCISABLE/
NAME AND PRINCIPAL POSITION      EXERCISE (#)      VALUE REALIZED ($)   UNEXERCISABLE(1)        UNEXERCISABLE
---------------------------   ------------------   ------------------   ----------------        -------------
Laurans A. Mendelson                  0                      0                765,105E           15,088,865E
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin                  23,332               $214,426                190,640E            3,533,945E
Executive Vice President                                                        9,282U              106,502U
and Chief Financial Officer

Eric A. Mendelson                     0                      0                248,730E            4,261,188E
Vice President; President                                                      18,563U              212,992U
of HEICO Aerospace
Holdings Corp.

Victor H. Mendelson                   0                      0                247,982E            4,195,155E
Vice President and General                                                     19,313U              226,546U
Counsel; President of
HEICO Aviation Products
Corp.

James L. Reum                         0                      0                104,930E            1,621,851E
Executive Vice President                                                        3,295U               69,870U
and Chief Operating
Officer of HEICO Aerospace
Holdings Corp.


------------------

E - Denotes exercisable options.

U - Denotes unexercisable options.

(1) Option share amounts have been adjusted for stock dividends and stock splits.

             NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE REPORT

THE COMMITTEE

         The Nominating and Executive Compensation Committee (the "Committee") of the Board is composed entirely of members of the Board who were not, during the three year term prior to service on the Committee or during the period of service on the Committee, granted options under any Company stock option plan. No member of the Committee is a current or former employee or officer of the Company or any of its' affiliates. Decisions concerning compensation of the Company's executive officers generally are made by the Committee and all decisions by the Committee relating to compensation of the Company's executive officers are reviewed by the full Board, except that decisions relating to awards under the Company's 1993 Stock Option Plan are made by the Stock Option Plan Committee (the "SOC") and are further ratified by the Board.

COMPENSATION PHILOSOPHY

         In general, the Company's primary objectives in establishing executive compensation are: (i) incentivizing management to improve earnings and maximize shareholder value; (ii) ensuring that the interests of shareholders and the Company's management are properly aligned; (iii) long-term growth pursuit by management; (iv) recruitment of top-quality management; (v) stimulation of both entrepreneurial and team objectives by management; and (vi) obtaining and retaining high-quality managers in an increasingly competitive compensation market. Because a common stock security is usually priced at a multiple of a company's earnings, the Committee believes that stock-based compensation stimulates managers to maximize the Company's stock price by increasing earnings. THE COMMITTEE BELIEVES THAT THIS PHILOSOPHY LED TO THE COMPANY'S 134% SHARE PRICE INCREASE IN FISCAL 1997, 62% SHARE PRICE INCREASE IN FISCAL 1996, ITS 112% SHARE PRICE INCREASE IN FISCAL 1995 AND THE 92%, 267%, 46% AND 88% EARNINGS INCREASES IN FISCAL 1997, 1996, 1995 AND 1994, RESPECTIVELY.

         Historically, the Company has refrained from paying large base cash compensation and has paid cash bonuses only upon quantitative earnings improvements. Stock options have allowed the Company to limit its cash compensation risk by granting such options which are not charged to the Company's income and which yield gains for officers only upon the Company's success. Further, numerous publicly-held corporations issue stock options to their employees and the Committee believes that the Company must do so in order to remain competitive in the employment markets.

         Stock option holders do not receive any income or other benefit from their stock options unless all shareholders gain from an increase in the Company's stock price. If management's efforts do not result in a share price increase, management will forego potentially sizeable financial gains, which gains often represent a substantial income expectation for certain officers. The Committee believes that HEICO's management has worked diligently to improve the Company's performance, which has provided management with gains on their stock options.

RELATIONSHIP TO PERFORMANCE UNDER COMPENSATION PLANS

         Compensation paid to the Company's executive officers in 1997, as reflected in the foregoing tables, consisted essentially of base salary, cash bonuses, stock options, and Company contributions to the HEICO Savings and Investment Plan (the "Savings and Investment Plan"). All employees of the Company and certain subsidiaries are eligible to participate in the Savings and Investment Plan, but, under Federal regulations, certain employees of the Company (such employees include all executive officers who received a matching contribution to their Savings and Investment Plan accounts) are limited in their participation. Further, all officers listed herein who are eligible to participate in the Savings and Investment Plan contributed a portion of their compensation to the Savings and Investment Plan in order to receive the maximum of the Company's contribution.

         Executive officers' base salaries are determined through the utilization of comparative industry data and numerous other considerations of individual performance and corporate goals. The following items are among the chief factors considered by the Committee in establishing base salaries for the Company's executive officers: prevailing executive compensation trends; compensation analysis reports from an independent consulting firm; consultation with executives; known industry standards; local and geographic standards; private negotiation with key executives; alternative employment opportunities available to executives; industry knowledge and experience; complexity and difficulty of responsibilities; and past and expected future contributions to the Company's development.

         The Committee seeks to reward management's success in meeting the goals set forth for the Company. Specifically, management had embarked on an ambitious product development program to expand HEICO Aerospace's product offering. Management has repeatedly met or exceeded its new product sales goals during each of the past three years and is currently expected to meet or exceed those goals in 1998. The new product development program is critical to the Company's earnings growth. Because, due in large measure to management's efforts, HEICO Aerospace's income from operations increased significantly in 1997 following a substantial increase in 1996, the Committee feels it is appropriate to reward certain executive officers for such success. Much of the Company's earnings growth resulted from HEICO Aerospace's income gains.

         The Committee has observed the current management team for numerous years and has concluded that its bonus policy has appropriately rewarded and incentivized management for its successes and efforts. During the most recent fiscal year, management successfully completed a critical and complicated strategic alliance with a major airline, completed a significant acquisition and commenced a restructuring and product development campaign at the Company's recently acquired Ground Support Group. Meanwhile, the Company's continuing operations witnessed substantial growth, as did the Company's share price. Accordingly, the Committee again rewarded management with bonuses during 1997.

         Although the Committee believes that its compensation policies stimulate long-term growth and attention to short-term considerations, it intends to regularly review compensation practices and may, depending upon conditions in its businesses and other factors, revise its policies.

CHIEF EXECUTIVE OFFICER

         The Committee evaluates the Chief Executive Officer's compensation annually. The primary standards which the Committee considers with regard to the Chief Executive Officer's compensation are substantially the same as those described with regard to executive officers in general. Further, the Committee assesses past performance, ability to deliver predicted results and expectation of further contributions to the Company.

         The Committee believes that the Company has prospered under Mr. Mendelson's leadership. Specifically, the Company has expanded its aerospace product line while restructuring its aerospace operations, and successfully entered and sold a new, profitable line of business, which grew substantially since its commencement. Under Mr. Mendelson's tenure, the Company has completed the strategic alliance referenced above and two other significant strategic acquisitions.

         The Committee desires to continue to induce Mr. Mendelson to devote substantially all of his time and effort to the Company and to forego other potentially lucrative business transactions. In doing so, the Committee has considered Mr. Mendelson's other successful business activities unrelated to the Company.

         Further, the Company's commercial bank has required that the Company retain Mr. Mendelson's services in order to obtain and retain its credit facility. The Company's lender has also required that Mr. Mendelson and his family maintain their present ownership position in the Company in order to retain the credit facility. These requirements were made at the lender's sole request as part of the Company's loan agreement with the lender. Accordingly, the Board believes that it is essential to ensure Mr. Mendelson's continued management of the Company by providing him with sufficient incentive to remain as the Company's Chief Executive Officer and to induce him to maintain his significant investment in the Company.

         The Committee ascribes to the well established business philosophy that equity ownership by management is essential. Accordingly, because Mr. Mendelson has made a substantial equity commitment to the Company, the Committee finds it necessary and appropriate to consider this factor in establishing Mr. Mendelson's compensation level.

1997 STOCK OPTION GRANTS

         As discussed previously in this report, the Committee believes that stock options are a critical method of aligning shareholder and management interests because such options are likely to cause managers to reap economic reward only if other shareholders gain. Further, in order to compete with other, larger corporations for top-quality acquisitions and management talent, the Board recognizes that it must supply its managers with the opportunity to realize large financial gains upon the successful implementation of their goals and objectives.

         Therefore, the Committee awarded stock options to certain executive officers, as described in the foregoing tables.

SUBMITTED BY THE NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS: PAUL F. MANIERI, JACOB T. CARWILE, SAMUEL L. HIGGINBOTTOM, AND GUY C. SHAFER. EMPLOYMENT AGREEMENTS

         Thomas S. Irwin and the Company are parties to a key employee termination agreement which provides a lump sum severance payment equal to two years' compensation if his employment is terminated within three years after a change in control of the Company (as defined in the key employee termination agreement).

PERFORMANCE GRAPH

         The SEC requires that the Company include in this Proxy Statement/Prospectus a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the American Stock Exchange Total Value Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. For purposes of this performance comparison, the Company has selected the Dow Jones Aerospace & Defense Group Index, which is comprised of companies which make air transportation vehicles, major weapons, defense equipment or defense radar systems.


                                                    1992         1993        1994         1995        1996         1997
                                                  -------     -------      -------      -------     -------      -------
HEICO Common Stock.........................       $100.00     $111.77       $77.92      $166.04     $271.06      $636.29
American Stock Exchange Value Index........       $100.00     $126.12      $120.13      $136.66     $148.99      $177.03
Dow Jones Aerospace Group..................       $100.00     $133.49      $160.12      $244.23     $346.98      $391.51


       PROPOSAL TO APPROVE THE AMENDMENT OF HEICO'S 1993 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

         The HEICO Corporation 1993 Stock Option Plan was established in 1993, providing the availability of stock options for grant to officers and key personnel of HEICO and its subsidiaries. The principal purpose of the 1993 Stock Option Plan is to continue to attract and retain qualified and competent persons who provide management and other services and upon whose efforts and judgment the success of HEICO and its subsidiaries is largely dependent. Under the 1993 Stock Option Plan, 1,282,500 shares of Common Stock, after adjustment for stock dividends and splits as set forth below, were reserved for issuance upon exercise of options under the 1993 Stock Option Plan. As of January 31, 1998, 17,172 shares remain available for issuance under the 1993 Stock Option Plan. In addition, 644,099 shares of Common Stock, after adjustment for stock dividends and splits, were reserved for issuance upon exercise of options granted under the Company's NQSO Plan. As of January 31, 1998, 28,009 shares remain available for issuance under the NQSO Plan.

AMENDMENTS TO THE PLAN

         On December 11, 1997, the Board unanimously approved, subject to the approval of HEICO's shareholders, an amendment to the 1993 Stock Option Plan to increase the number of shares issuable pursuant to the 1993 Stock Option Plan by 400,000 shares to 1,682,500 shares. As noted above, only 17,172 shares currently remain eligible for grant under the 1993 Stock Option Plan. A copy of the entire text of HEICO's 1993 Stock Option Plan is attached to this Proxy Statement as Exhibit A. The summary, as set forth below, of the 1993 Stock Option Plan and principal provisions of the proposed amendment is qualified in its entirety by reference to the attached full text of the proposed revised 1993 Stock Option Plan.

         The purpose of increasing the number of shares available for issuance under the 1993 Stock Option Plan is to ensure that HEICO will continue to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success, development and growth of its business.

SUMMARY

         The 1993 Stock Option Plan is designed to comply with the SEC Rule 16b-3 exemption from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. For the full text of the 1993 Stock Option Plan, see Exhibit A to this Proxy Statement/Prospectus.

         The 1993 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and for the issuance of non-qualified stock options (not intended to qualify under Section 422 of the Code). If any option granted under the 1993 Stock Option Plan expires or becomes unexercisable for any reason without having been exercised in full, the unissued shares of HEICO Common Stock which are subject to such option generally become available for further grant under the 1993 Stock Option Plan.

         The 1993 Stock Option Plan is administered by a committee (the "Stock Option Committee") consisting of three members of the HEICO Board, each of whom is a non-employee director as defined in Rule 16b-3.

         Subject to the provisions of the 1993 Stock Option Plan, the Stock Option Committee has the authority, in its discretion, to, among other things:
(i) grant options; (ii) determine the persons to whom, and the times at which options are granted and the number of shares of HEICO Common Stock into which each option is exercisable; (iii) determine the terms and provisions of each option granted; and (iv) interpret the 1993 Stock Option Plan and make all other determinations deemed necessary or advisable for its administration.

         The exercise price of options granted pursuant to the 1993 Stock Option Plan shall be determined by the Stock Option Committee; PROVIDED, HOWEVER, that in no event shall the option price of any incentive stock option be less than
(i) 100% or (ii) in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of HEICO, 110% of the fair market value of the shares underlying such option on the date such option is granted.

         The 1993 Stock Option Plan provides that no incentive stock option may be granted to an employee of HEICO or its subsidiaries if, as a result of such grant, the aggregate fair market value (determined at the time the option was granted) of the HEICO Common Stock into which such option is exercisable for the first time by such employee during any calendar year (under all plans of HEICO and its subsidiaries) exceeds $100,000. The 1993 Stock Option Plan also limits the number of stock options which may be granted to any individual employee in any fiscal year to options covering not more than 100,000 shares.

         The term of each option is determined by the Stock Option Committee but shall never exceed ten years. In the event of an incentive stock option granted to an optionee owning more than 10% of the combined voting power of all classes of stock of HEICO, such options shall have a term not to exceed five years.

         Unless limited by the Stock Option Committee, the acceptable methods of payment of the exercise price of options under the 1993 Stock Option Plan include cash, check, promissory note, other shares of HEICO's Common Stock (including shares acquired pursuant to a partial and simultaneous exercise of an option) or any combination thereof. The Stock Option Committee, in its discretion, may accept other forms of payment. The 1993 Stock Option Plan sets forth additional provisions with respect to the exercise of options by optionees upon the termination of their employment and upon their death.

         Subject to certain limitations, the number of shares of HEICO Common Stock covered by each outstanding option granted under the 1993 Stock Option Plan, the number of shares of HEICO Common Stock which are authorized for issuance but as to which no options have been granted (or which have been returned to the 1993 Stock Option Plan upon cancellation or expiration of any option) and the exercise price per share of outstanding options, are proportionately adjusted for any increase or decrease in number of issued shares of HEICO Common Stock resulting from a stock split or stock dividend. Subject to certain limitations, in the event of a proposed dissolution, liquidation, merger of sale of all or substantially all of the assets of HEICO in which HEICO does not survive, outstanding options shall become immediately fully exercisable. Additionally, outstanding options shall generally become immediately fully exercisable upon a change of control of HEICO. The Stock Option Committee or Board may accelerate the exercise of such options in such a case to a date which is prior to such transaction.

         Subject to certain limitations set forth in the 1993 Stock Option Plan, the Stock Option Committee may amend the 1993 Stock Option Plan as it deems advisable, PROVIDED, HOWEVER, that the approval of the holders of a majority of the outstanding HEICO Common Stock is necessary to amend the 1993 Stock Option Plan to increase the number of shares of HEICO Common Stock subject to the 1993 Stock Option Plan, to change the eligibility requirements to participate in the 1993 Stock Option Plan or to materially increase the benefits accruing to participants under the 1993 Stock Option Plan.

         FEDERAL INCOME TAX CONSEQUENCES: INCENTIVE STOCK OPTIONS. Certain options granted under the 1993 Stock Option Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. An employee to whom an incentive stock option is granted pursuant to the 1993 Stock Option Plan generally will not recognize any compensation income, and HEICO will not realize any compensation deduction, at the time the incentive stock option is granted or at the time the incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the HEICO Common Stock exceeds the option price will be included in the employee's alternative minimum taxable income. Special alternative minimum tax rules apply if the employee does not meet the "ISO holding period requirements" discussed below.

         In order to obtain incentive stock option treatment for federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of HEICO Common Stock received upon exercise of the option, the sale (or other disposition) must not occur within two years from the date of the granting of the option nor within one year after the issuance of such shares upon exercise of the option (the "ISO holding period requirements"). If the ISO holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of HEICO Common Stock received upon the exercise of such an option, the optionee generally will realize income equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the option. On the other hand, if the ISO holding period requirements are not satisfied on the subsequent sale (or other disposition) by the optionee of the shares of HEICO Common Stock received upon the exercise of such option, the optionee generally will realize income taxable as compensation (and HEICO will realize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the option or (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of such option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to taxable income.

         The tax basis of the shares of HEICO Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price (plus the amount, if any, includable in his or her gross income as compensation income, as referred to in the immediately preceding paragraph). The holding period for such shares will commence on the date of exercise.

         FEDERAL INCOME TAX CONSEQUENCES: NON-QUALIFIED OPTIONS. Certain options granted under the 1993 Stock Option Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. An individual to whom a non-qualified option is granted pursuant to the 1993 Stock Option Plan generally will not recognize any compensation income, and HEICO will not realize any compensation deduction, at the time the non-qualified option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and HEICO will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the non-qualified option.

         The tax basis of the shares of HEICO Common Stock received by the optionee upon exercise of a non-qualified option will be equal to the amount paid as the exercise price plus the amount, if any, includable in his or her gross income as compensation income. The holding period for such shares will commence on the date of exercise. On the subsequent sale (or other disposition) by the optionee of the shares of HEICO Common Stock received upon the exercise of a non-qualified option, any gain realized on such sale or disposition would give rise to taxable income.

OPTIONS GRANTED UNDER THE PLAN

         As of January 31, 1998, options to purchase 2,604,043 shares of Common Stock were outstanding at an average exercise price of $6.57 per share under all stock option plans including options to purchase 1,206,314 shares of Common Stock at an average exercise price of $9.19 per share under the 1993 Stock Option Plan. Of the total options outstanding, options to purchase 449,680 shares were granted prior to 1990. As of January 31, 1998, 45,181 shares of Common Stock remained eligible for grant under all stock option plans represented by 17,172 shares reserved under the 1993 Stock Option Plan and 28,009 shares reserved under the Company's NQSO Plan. The last reported sales price of the Common Stock on the AMEX composite tape as of January 31, 1998 was $28.25.

         The table below indicates, as of January 31, 1998, the aggregate number of options granted under all stock option plans since their inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.


   NAME OF INDIVIDUAL OR GROUP        POSITION WITH HEICO        OPTIONS GRANTED(1)(2)      OPTIONS OUTSTANDING(1)
   ---------------------------        -------------------        ---------------------      ----------------------
Laurans A. Mendelson               Chairman of the Board,               765,105                     765,105
                                     President and Chief
                                     Executive Officer

Thomas S. Irwin                    Executive Vice President             277,746                     199,922
                                     and Chief Financial
                                     Officer

Eric A. Mendelson(3)               Director and Vice                    267,293                     267,293
                                     President of HEICO
                                     Corporation; President
                                     of HEICO Aerospace
                                     Holdings Corp.

Victor H. Mendelson(3)             Vice President and                   267,295                     267,295
                                     General Counsel of
                                     HEICO Corporation;
                                     President of HEICO
                                     Aviation Products Corp.


James L. Reum                      Executive Vice President             108,225                     108,225
                                     and Chief Operating
                                     Officer of HEICO
                                     Aerospace Holdings Corp.


Jacob T. Carwile                   Director                             123,538(4)                  123,538

Paul F. Manieri                    Director                             123,538(4)                  123,538

Alan Schriesheim                   Director                             123,538(4)                  111,182

All current executive officers                                        1,685,664                   1,607,840

All  current  directors  who  are                                       370,614                     358,258
   not executive officers

All  current   employees,   other                                       708,706                     600,882
   than executive officers


----------------------

No other persons have received 5% or more of the total options granted.
(1)      After adjustment for stock dividends and stock splits.
(2)      Excludes options canceled subsequent to grant.
(3)      Eric A. Mendelson and Victor H. Mendelson are sons of Laurans A.
         Mendelson.
(4)      Options were granted to named Director prior to 1990.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board believes that the 1993 Stock Option Plan has provided significant value to HEICO by facilitating the attraction and retention of outstanding personnel for management and other positions with the Company. Industry surveys and the Company's experience within the aerospace industry show stock options are widely used in attracting, retaining and motivating key personnel. Further, the Board believes that stock options align the interest of shareholders and the Company's management because such stock options are typically granted at no less than the fair market value of the HEICO Common Stock at the date of grant and therefore the holders do not receive any income or other benefit from their options unless all shareholders gain from an increase in the Company's stock price. The Board believes that it continues to be in the best interest of the Company to be able to grant options as incentives to those individuals upon whose efforts HEICO relies for the continued success and development of its business. HEICO believes that shareholders have been rewarded by the Company's stock option policies, as evidenced by HEICO's share price increases of 134% in fiscal 1997; 62% in fiscal 1996; 112% in fiscal 1995; and the 92%, 267%, 46% and 88% increases in the Company's earnings in fiscal 1997, 1996, 1995 and 1994, respectively.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN.

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                   FROM 20,000,000 SHARES TO 30,000,000 SHARES
                                (PROPOSAL NO. 3)

GENERAL INFORMATION AND BACKGROUND OF THE SHARE INCREASE AMENDMENT

         Effective December 11, 1997, the Company's Board unanimously approved and adopted the Share Increase Amendment to the Company's Articles pursuant to which the number of authorized shares of Common Stock would be increased from 20,000,000 shares to 30,000,000 shares and recommended that such Share Increase Amendment be submitted to the Company's shareholders for approval. This summary is qualified in its entirety by reference to the complete text of the Share Increase Amendment, together with the Dual Class Amendment, which is attached to the Proxy Statement as Exhibit B. Shareholders are urged to read the actual text of the Share Increase Amendment in its entirety.

         Of the 20,000,000 currently authorized shares of Common Stock, as of January 19, 1998, 8,289,659 shares were issued and outstanding and an additional 2,649,224 were reserved for issuance in connection with outstanding options. Although presently authorized shares are sufficient to meet all present requirements, the Board believes that it is desirable that HEICO have the flexibility to issue a substantial number of shares of Common Stock without further shareholder action unless required by applicable law or regulation. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of property, stock dividends, stock splits, and employee benefit programs. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.


         During the past three years, the Board has declared numerous stock dividends and stock splits which have more than tripled the number of the Company's outstanding shares of Common Stock. These stock splits and dividends have utilized in excess of 5,000,000 shares of the Company's authorized Common Stock.


         The Board does not intend to seek further shareholder approval prior to the issuance of any additional shares in future transactions unless required by law, the Articles or AMEX. Further, the Board does not intend to issue any Common Stock to be authorized under the proposed Share Increase Amendment except upon the terms the Board deems to be in the best interests of HEICO and its shareholders. The issuance of additional Common Stock without further shareholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of Common Stock have no preemptive rights. The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of HEICO. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and AMEX) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of HEICO. The additional shares also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the shareholders. HEICO is not aware of any efforts to obtain control of the Company.

         VOTE REQUIRED. Approval of the Share Increase Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the Share Increase Amendment because it represents one fewer vote for approval of the Share Increase Amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE SHARE INCREASE AMENDMENT.

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                         TO CREATE CLASS A COMMON STOCK
                                (PROPOSAL NO. 4)

GENERAL INFORMATION AND BACKGROUND OF THE DUAL CLASS AMENDMENT

         In recent years, a number of publicly held companies have adopted capital structures utilizing two classes of common stock. As part of its consideration of future potential growth strategies, management of the Company became interested in effecting such a "dual class" structure in order to provide flexibility in considering, proposing and structuring acquisition and financing transactions to potentially augment the Company's growth. Although the Company continually reviews and evaluates acquisition and financing alternatives, and has previously announced a Convertible Note Offering (as defined below), the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings.


         As indicated in "Voting Securities of Principal Shareholders and Management.," Laurans A. Mendelson, members of his family and their affiliates (collectively, the "Mendelson Family Group") beneficially own in the aggregate approximately 23.71% of the issued and outstanding shares of Common Stock, including 232,360 shares held of record by employees and former shareholders of the Company's Northwings subsidiary but subject to a voting proxy held by Laurans A. Mendelson. In light of the possible effects of a dual class stock structure on the shareholders of the Company (including the Mendelson Family Group), on December 11, 1997, the Board appointed a special committee (the "Special Committee") of two independent directors -- Samuel L. Higginbottom (chairman) and Albert Morrison, Jr. The Special Committee was asked to review the proposed Dual Class Amendment and recommend to the Board whether or not to proceed. The Special Committee met two times relating to the Dual Class Amendment.


         On February 13, 1998, the Special Committee held a conference call meeting with legal counsel. The objectives sought to be achieved by, and the various proposed terms of, the Dual Class Amendment were reviewed. The anticipated benefits and possible disadvantages of the dual class stock structure to be effected by the Dual Class Amendment were also discussed. See "Reasons for the Dual Class Structure" and "Certain Potential Disadvantages of the Dual Class Structure." At that meeting, they also discussed the potential market price differential between voting and sub-voting shares, the potential impact on market liquidity, the potential reaction of institutional investors to sub-voting stock structures and the potential impact on the Company's ability to raise capital.

         At a meeting on February 13, 1998, at which all members were present, the Special Committee formulated its recommendation to the Board that the Company adopt the Dual Class Amendment. All of the members of the Special Committee voted to recommend to the Board the adoption of the Dual Class Amendment.

         On February 14, 1997, each member of the Board considered the Special Committee's recommendation and reviewed the market liquidity, shareholder positions, growth objectives, capital structure and recommendations of the Special Committee. Upon such review, each member of the Board concluded that the advantages of the Dual Class Amendment far outweighed the potential disadvantages, and unanimously voted to approve by written consent the recommendation of the Special Committee to adopt the Dual Class Amendment and to recommend their adoption to the Company's shareholders. The Company's Board then directed that the proposed terms of the Dual Class Amendment be finalized and that this Dual Class Amendment be incorporated as a proposal in HEICO's 1998 Proxy Statement.

         Management of the Company anticipates that the authorized but unissued shares of Class A Common Stock would be utilized by the Company for general corporate purposes, including the issuance of such shares in public offerings or privately negotiated transactions. In that regard, in November 1997 the Company filed a Registration Statement on Form S-3 with respect to a proposed offering of $75,000,000 aggregate principal amount of Convertible Subordinated Notes ("Convertible Debt Offering"). The Company intends to continue to evaluate the benefits of the proposed Convertible Debt Offering and expects that it will pursue the Convertible Debt Offering only if the conversion price and other terms are acceptable. If the Dual Class Amendment is approved and the Company determines to proceed with an offering of convertible securities, such securities could be convertible into Class A Common Stock. Future issuances of Class A Common Stock may also be made for a variety of other valid corporate purposes, including as stock dividend to existing shareholders, to reduce indebtedness, to increase working capital or to fund additions to fixed assets. The Company may also use such stock to effect acquisitions of or business combinations with other corporations or business entities and to fund employee benefit and incentive plans. Although the Company continually reviews and evaluates acquisition and financing alternatives, and has previously announced a Convertible Note Offering, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings. As an equity security, the Class A Common Stock would participate fully from a financial point of view in any future growth of the Company.

         The following is a summary of the material terms of the Dual Class Amendment. This summary is qualified in its entirety by reference to the complete text of the Dual Class Amendment, together with the Share Increase Amendment, which is attached to the Proxy Statement as Exhibit B. Shareholders are urged to read the actual text of the Dual Class Amendment in its entirety.

SUMMARY OF NEWLY AUTHORIZED CLASS A COMMON STOCK

         The Company's authorized capital stock currently consists of 30,000,000 shares, consisting of 20,000,000 shares of Common Stock, of which 8,289,659 shares were outstanding as of the Record Date; and 10,000,000 shares of Preferred Stock, of which 200,000 shares are designated as Series A Junior Preferred Stock, none of which are outstanding.

         The Dual Class Amendment modifies the Company's capitalization such that, upon filing the Dual Class Amendment with the Secretary of State of the State of Florida, the Company's authorized capital stock will include 30,000,000 shares of Class A Common Stock.

         The Dual Class Amendment will become effective upon filing with the Secretary of State of the State of Florida (the "Effective Date") after approval of holders of a majority of HEICO's Common Stock. Pursuant to the Dual Class Amendment, the economic rights of each share of Common Stock and Class A Common Stock will be identical, except that each share of Common Stock will entitle the holder thereof to one vote in respect of matters submitted for the vote of holders of Common Stock, whereas each share of Class A Common Stock will entitle the holder thereof to one-tenth (1/10) vote on such matters. See "Description of Common Stock."

REASONS FOR THE DUAL CLASS STRUCTURE

         The Board believes that the adoption of the Dual Class Amendment, including the dual class stock structure created thereby, is in the best interests of the Company. The material advantages and disadvantages of the dual class stock structure considered by the Special Committee and the Board are set forth herein. The Board believes that the creation of a capital structure with both full-voting Common Stock and sub-voting Class A Common Stock will offer a number of potential benefits to the Company and its shareholders as set forth below:

         FINANCING FLEXIBILITY. By authorizing the Company to issue either full-voting or sub-voting shares, the Dual Class Amendment will provide the Company with increased flexibility to issue Class A Common Stock (i) in order to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock benefit plans as a means of attracting, compensating and retaining key employees, without materially diluting the voting power of the Company's existing shareholders, even though their relative equity interests would decrease. Although the Company continually reviews and evaluates acquisition and financing alternatives, and has previously announced a Convertible Note Offering, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings. Management believes that by providing the Company with the ability to issue sub-voting equity securities, the Dual Class Amendment also helps mitigate any reluctance that the Mendelson Family Group (see "Voting Securities of Principal Shareholders and Management" and "Interests of Certain Persons") might otherwise have to support the issuance of significant amounts of additional common stock because of the accompanying voting dilution. Avoiding such voting dilution also reduces the risk of disruption in the continuity of the Company's management, current policies and long-term strategy, as discussed below under "Continuity."

         CONTINUITY. The Dual Class Amendment will provide the Company with the flexibility to issue Class A Common Stock for financing, acquisition and compensation purposes without materially diluting the voting power of the Company's existing shareholders, including the Mendelson Family Group. As a practical matter, the Dual Class Amendment will permit the Mendelson Family Group to retain significant voting power even if the Company issues shares of Class A Common Stock. Accordingly, the Dual Class Amendment is expected to reduce the risk of disruption in the continuity of the Company's management and its current operating policies and long-term strategy that might otherwise result if the Company issued a substantial number of additional shares of Common Stock.

         KEY EMPLOYEES. The Dual Class Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing concerns, if any, that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt. By reducing these uncertainties, the Dual Class Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class A Common Stock will increase the Company's flexibility in structuring compensation plans and arrangements so those employees may continue to participate in the growth of the Company without materially diluting the voting power of existing shareholders.

         KEY CUSTOMERS AND SUPPLIERS. The Dual Class Amendment is also intended to provide reassurance to long-time customers, suppliers and other entities that have significant business relationships with the Company, each of which may have concerns about potential changes in control, thereby increasing their willingness to enter into long-term commitments with the Company.

ANTITAKOVER EFFECTS OF DUAL CLASS STOCK STRUCTURE

         The Dual Class Amendment may deter or frustrate a takeover attempt of the Company that a holder of Common Stock might consider in its best interest, including those attempts that might result in a premium over the market price for the capital stock held by the shareholder. While the Dual Class Amendment and the creation and issuance of shares of Class A Common Stock may act as an effective deterrent or bar to future takeover attempts not sanctioned by management or the holders of a majority of the Common Stock, the Dual Class Amendment is not being proposed in reaction to any such takeover attempt or to any accumulation of the Company's Common Stock known to management. The Dual Class Amendment is being proposed at this time to give management the flexibility to issue additional equity securities in future corporate transactions without threatening the voting power in the present stockholders. Set forth below is a brief summary of the principal anti-takeover effects of the Dual Class Amendment.

         DUAL CLASS STOCK STRUCTURE. Holders of Class A Common Stock will have per share voting rights that are one-tenth of the voting rights of holders of the Common Stock. One of the principal purposes of having two classes of common stock with different voting rights is to maintain existing shareholders' voting power in the Company. See "Certain Potential Disadvantages of the Dual Class Stock Structure."

         AUTHORIZED BUT UNISSUED SHARES. The Dual Class Amendment provides for a significant number of authorized but unissued shares of Class A Common Stock that will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Although the Company continually reviews and evaluates acquisition and financing alternatives, and has previously announced a Convertible Note Offering, the Company does not presently have any agreements, understanding or arrangement with respect to the issuance of any Class A Common Stock in connection with any acquisitions or financings.

CERTAIN POTENTIAL DISADVANTAGES OF THE DUAL CLASS STOCK STRUCTURE

         While the Board has determined that the implementation of the dual class stock structure reflected in the Dual Class Amendment is in the best interest of the Company, such structure may also be considered to have certain disadvantages, including, but not limited to, those set forth below and those set forth under "Certain Effects of the Dual Class Amendment."


         INFLUENCE BY THE MENDELSON FAMILY GROUP. The Mendelson Family Group beneficially own in the aggregate approximately 23.71% of the Company's outstanding capital stock, including 232,360 shares held of record by employees and former shareholders of the Company's Northwings subsidiary but subject to a voting proxy held by Laurans A. Mendelson. The Mendelson Family Group is therefore able to substantially influence the election of members of the Company's Board and the control of the business, policies and affairs of the Company. The voting power of the Mendelson Family Group may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the holders of Common Stock might receive a premium for such shares over prevailing market prices.


         INVESTMENT BY INSTITUTIONS. The dual class stock structure effected by the Dual Class Amendment may affect the decision of certain institutional investors that would otherwise consider investing in or retaining the Common Stock. The holding of sub-voting shares may not be permitted by the investment policies of certain institutional investors. The Company is not aware of the effect, if any, that the adoption of the Dual Class Amendment will have on the continued holdings of those institutional investors who currently own Common Stock.

         ACQUISITION ACCOUNTING. In order for the Company to effect a business combination to be accounted for using the "pooling of interests" method, the Company would be required to issue Common Stock in order to effect any such combination. Class A Common Stock may not be used, either alone or in combination with Common Stock, to effect a business combination utilizing such method of accounting.

         STATE STATUTES. Some state securities law statutes contain provisions which, following the issuance of Class A Common Stock, may restrict certain offerings of equity securities by the Company or the secondary trading of such equity securities in those states. However, due to exemptions or for other reasons, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, the price obtainable for such equity securities in such an offering, or the secondary trading market for the Company's equity securities.

         SECURITY FOR CREDIT. While there can be no assurance, the Company does not expect that the implementation of the dual class stock structure reflected in the Dual Class Amendment will affect the ability of shareholders to use shares of either Common Stock or Class A Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

DESCRIPTION OF THE COMMON STOCK

         The terms of the Common Stock and the Class A Common Stock are set forth in full in Article III of the Company's Dual Class Amendment (attached hereto as Exhibit B). The rights of the two classes will be identical except as otherwise described below.

         VOTING. Under the Company's current Articles, each share of Common Stock is entitled to one vote per share. Pursuant to the proposed Dual Class Amendment, (i) each share of Common Stock will be entitled to one vote per share, and (ii) each share of Class A Common Stock will be entitled to one-tenth vote per share. Except as required by applicable law, holders of Common Stock and Class A Common Stock will vote together, with each other, and not as separate classes, on all matters submitted to a vote of the shareholders. Neither the Common Stock nor the Class A Common Stock will have cumulative voting rights. The Dual Class Amendment does not affect the relative voting power of holders of Common Stock.


         DIVIDENDS AND DISTRIBUTIONS. The Dual Class Amendment provides that, subject to the rights of the holders of the Company's Preferred Stock, the holders of Common Stock and Class A Common Stock will be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Company, whether or not shares of such class or series are already outstanding) or otherwise. Each share of Common Stock and each share of Class A Common Stock will have identical rights with respect to dividends and distributions, subject to the following: (i) a common stock dividend payable with respect to the Company's Common Stock may be paid in Class A Common Stock or Common Stock or a combination of both; (ii) a common stock dividend payable with respect to the Company's Class A Common Stock may be paid in Class A Common Stock or Common Stock or a combination of both; (iii) whenever a dividend or distribution is payable in shares of Common Stock and/or Class A Common Stock, the number of shares payable per each share shall be equal in number; and (iv) a stock dividend payable with respect to Common Stock that is paid in shares of Common Stock will be considered to be identical to a stock dividend payable with respect to Class A Common Stock that is paid in a proportionate number of shares of Class A Common Stock. The dividend provisions of the Dual Class Amendment provides the Board with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.


         CONVERTIBILITY. Neither the Common Stock nor the Class A Common Stock will be convertible into another class of securities of the Company.

         SPLITS OR COMBINATIONS. The Dual Class Amendment provide that, if the Company shall in any manner split, subdivide or combine the shares of outstanding Common Stock or Class A Common Stock, then the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

         MERGERS AND CONSOLIDATIONS. In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity), the holders of Common Stock and Class A Common Stock will be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Common Stock and Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Common Stock and the Class A Common Stock differ as set forth in Article III of the Articles.

         LIQUIDATION. In the event of liquidation, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Common Stock and Class A Common Stock treated as a single class.

         PREEMPTIVE RIGHTS. Neither the Common Stock nor the Class A Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's stock.

CERTAIN EFFECTS OF THE DUAL CLASS AMENDMENT

         EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. The Dual Class Amendment will not itself affect the relative voting power or equity interests of the holders of Common Stock. Such shareholders' relative voting power will change only upon and to the extent impacted by future issuances of stock.

         EFFECT ON MARKET VALUE, PRICE AND TRADING MARKET. The market price of shares of the Common Stock and Class A Common Stock, when issued, will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies similar to the Company and the industry in general. Accordingly, the Company cannot predict the market prices at which the Common Stock and the Class A Common Stock, when issued, will trade following the adoption of the Dual Class Amendment or whether one class will trade at a premium over the other class. The Company believes that the market value of the Common Stock immediately after the Dual Class Amendment will not be materially less than the market value of the Common Stock immediately prior to the announcement of the Dual Class Amendment, but there can be no assurance as to the trading prices of either the Common Stock or the Class A Common Stock, when issued. The Common Stock is currently traded on the AMEX. On the Record Date, the last reported sales price per share of the Common Stock was $26 7/8. If the market price of the Class A Common Stock, when issued, were to drop significantly below the market price of the Common Stock, the potential benefits of the Dual Class Amendment's dual class stock structure with respect to flexibility for financings by the Company or resales by the shareholders may be limited.

         The Common Stock will continue to be listed on the AMEX, and in the event the Class A Common Stock is issued, the Company would seek authorization to list the Class A Common Stock on the AMEX. Any issuance of Class A Common Stock by the Company may serve to increase market activity in the Class A Common Stock relative to the Common Stock. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Stock and the Common Stock.

         SUBSEQUENT AMENDMENTS. The Dual Class Amendment will not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its shareholders, to adopt any future amendments to the Company's Dual Class Amendment for the purpose of further changing the Company's capital structure or for any other lawful purpose. The issuance of Preferred Stock with voting rights or conversion rights may adversely affect the voting power of the Common Stock and the Class A Common Stock.

         AMEX CRITERIA. The Dual Class Amendment is intended to comply with the rules of AMEX that prohibit the disparate reduction or restriction of the voting rights of existing stockholders through any corporate action or issuance. The purpose of the rule is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" on existing stockholders. Although the Company has no present plans or proposals to issue sub-voting Class A Common Stock, the Company presently anticipates that both the Common Stock and the Class A Common Stock will be traded on the AMEX. Future issuances of either Common Stock or Class A Common Stock may be subject to further AMEX approval.

         The dual class stock structure effected by the Dual Class Amendment is intended to comply with the requirements of the AMEX. The effect of the applicable AMEX rules is to prohibit an issuer from issuing any class of security, or taking other corporate action, with the effect of nullifying, restricting, or disparately reducing the per share voting rights of holders of an outstanding class or classes of common stock of such issuer. The purpose of the AMEX rules is to prohibit stock issuances and other corporate actions that have a "disenfranchising effect" on existing shareholders. Future issuances of Class A Common Stock may also require AMEX approval.

         The Dual Class Amendment also requires that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law, the Company will cause such shares of Class A Common Stock to be duly registered or approved, as the case may be. The Company is also required to endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.

         POTENTIAL CHANGES IN LAWS OR REGULATIONS. In the past, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange if such common stock were part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Company's Common Stock and Class A Common Stock ineligible for trading on national securities exchanges. The Company is unable to predict whether any such regulatory proposals will be adopted or whether they will have such effect.

         VOTE REQUIRED. Approval of the Dual Class Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the Dual Class Amendment because it represents one fewer vote for approval of the Dual Class Amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE DUAL CLASS AMENDMENT.

                              SELECTION OF AUDITORS

         The Board has not yet selected an independent public accounting firm to serve as the Company's auditors for fiscal 1998. The Board is expected to decide on this matter shortly after the 1997 annual meeting.

         Representatives of Deloitte & Touche LLP, the Company's auditors since fiscal 1990, are expected to be present at the annual meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to answer questions that may be asked by shareholders.

                            PROPOSALS OF SHAREHOLDERS

         If any shareholder of the Company wishes to present a proposal for action at the Company's annual meeting of shareholders presently scheduled for March 16, 1999, notice of such presentation must be received by the Company at its principal executive office, 3000 Taft Street, Hollywood, Florida 33021, on or before October 19, 1998.

                            GENERAL AND OTHER MATTERS

         Neither HEICO nor the members of its Board intend to bring before the meeting any matters other than those referred to in the accompanying Notice of Meeting. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the meeting, the persons whose names appear in the enclosed form of proxy intend to vote the proxy in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS,
                                                LAURANS A. MENDELSON
                                                CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                                HEICO CORPORATION
                             1993 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of HEICO Corporation, a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide management and other services and upon whose efforts and judgement the success of the Company and Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 12 hereof, or if not appointed, the Board.

                  (c) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  (d) "Director" shall mean a member of the Board.

                  (e) "Disinterested Person" shall mean a Director who, during one year prior to the time he serves on the Committee and during such service, has not received Shares, options for Shares or any rights with respect to Shares under this Plan or any other employee and/or Director benefit plan of the Company or any of its affiliates except pursuant to an election to receive annual director's fees in securities of the Company.

                  (f) "Employee" and "employment" shall, except where the context otherwise requires, mean or refer to a Director and his Directorship as well as to a regular employee and his employment.

                  (g) "Fair Market Value" of a Share on any date of reference shall mean the Closing Price of the Common Stock on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, or (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding business days.

                  (h) "Grantee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of death of such person or transfer of such option as may be allowed under this Plan.

                  (i) "Incentive Stock Option" means an option to purchase Shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (j) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (k) "Key Employee" means any person, including officers and Directors, in the regular full-time employment of the Company or any Subsidiary who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or all of the business of the Company or a Subsidiary.

                  (l) "Non-qualified Stock Option" means an option to purchase Shares of Common Stock which is not intended to qualify as an Incentive Stock Option.

                  (m) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (n) "Plan" shall mean this 1993 Stock Option Plan for HEICO Corporation.

                  (o) "Share(s)" shall mean a share or shares of the Common
         Stock.

                  (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations, beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing ten (10) percent or more of any class of any equity security in one of the other corporations in such chain and has the right to direct the management of the other corporation.

         3. SHARES AND OPTIONS. The Company may grant to Grantees from time to time Options to purchase an aggregate of up to 1,682,500 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. Of this amount, all or any may be optioned as Incentive Stock Options, as Non-qualified Stock Options, or any combination thereof. If any Option granted under this Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.     CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an Option Agreement, which Option Agreement may be altered consistent with this Plan and with the approval of both the Committee and the Grantee, that may contain terms deemed necessary or desirable by the Committee, including, but not limited to, a requirement that the Grantee agree that, for a specified period after termination of his employment, he will not enter into any employment with, or participate directly or indirectly in, any entity which is directly or indirectly competitive with the Company or any of its Subsidiaries, provided such terms are not inconsistent with this Plan or any applicable law. Grantees shall be selected by the Committee in its discretion and shall be employees and Directors who are not employees; provided, however, that Directors who are not employees shall not be eligible to receive Incentive Stock Options. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Grantee for a specified period of time, provided that such terms and conditions are not more favorable to the Grantee than those expressly permitted herein.

                  (c) The Options granted to Grantees under this Plan shall be in addition to regular salaries, Director's fees, pension, life insurance or other benefits related to their employment or Directorships with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or Directorship or continuation of employment or Directorship by the Company or any of its Subsidiaries.

                  (d) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

                  (e) During each fiscal year of the Company, no Employee may be granted Option(s) to purchase more than 100,000 Shares.

                  (f) No employee may be granted any Incentive Stock Option pursuant to this plan to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options granted to the employee under the terms of this Plan or its predecessor after December 31, 1986 are exercisable for the first time by the employee during any calendar year exceeds $100,000.

                  (g) Option agreements with respect to Incentive Stock
         Options shall contain such terms and conditions as may be required under Section 422 of the Internal Revenue Code, as such section may be amended from time to time.

         5. OPTION PRICE. The option price per share of any Option shall be the price determined by the Committee; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than (i) 100% or (ii) in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, 110%, of the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Grantee's payment to the Company of the amount, if any, that is necessary to withhold in accordance with applicable Federal or State tax withholding requirements. Unless further limited by the Committee in any Option Agreement, the option price of any Shares shall be paid in cash, by certified check or official bank check, by money order, by the Grantee's promissory note, with Shares (including Shares acquired pursuant to a partial and simultaneous exercise of the Option) or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the business day immediately preceding the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to a Grantee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Grantee attributable to such exercise. If the exercise price is paid in whole or in part with the Grantee's promissory note, such note shall, unless specified by the Committee at the time of grant or any time thereafter, (w) provide for full recourse to the maker, (x) be collateralized by the pledge of the Shares that the Grantee purchases upon exercise of the Option, (y) bear interest at the prime rate of the Company's principal lender and (z) contain such other terms as the Committee in its sole discretion shall reasonably require. No Grantee or permitted transferee(s) thereof shall be deemed to be a holder of any Shares subject to an Option unless and until exercise has been completed pursuant to clauses (i-iii) above. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of exercise, except as expressly provided in Section 9 hereof.

         7. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in the corresponding Option agreement, except as otherwise provided in this Section 7.

                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Incentive Stock Option be exercisable after the expiration of (i) ten (10) years from the date of grant of the Option or (ii) in the case of an individual who owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company, five years from the date of the grant of the Option.

                  (b) Except to the extent otherwise provided in any Option agreement, each outstanding Option shall become immediately fully exercisable

                           (i) if any "person" (as such term is used in
                  Sections 13(d) and 14(d) (2) of the Securities Exchange Act of
                  1934), except the Mendelson Reporting Group, as that group is defined in an Amendment to a Schedule 13D filed on February 26, 1992 or any subsequent amendment to the aforementioned 13D, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Corporation's then outstanding securities;

                           (ii) if, during any period of two consecutive
                  years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the Board in existence immediately preceding the two year period shall have nominated the new Directors whose Directorships have create the altered Board composition; or

                           (iii) if the stockholders of the Company shall
                  approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned) provided, however, that a merger or reorganization pursuant to which the Company merges with a Subsidiary which is owned principally by the Company's pre-merger or reorganization shareholders and which becomes publicly traded within five (5) business days thereafter shall not trigger immediate exercisability under this Section 7; or

                           (iv) if the stockholders of the Company shall
                  approve a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company (unless such approved plan is subsequently abandoned).

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

         8.     TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i) one week after the date on which the Grantee's
                  employment is terminated for any reason other than by reason of (A) cause (which, for purposes of this Plan, shall mean the termination of the Grantee's employment by reason of the Grantee's willful misconduct or gross negligence), (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death; provided, however, that the one week period may be extended by the Committee to up to three (3) months with respect to Incentive Stock Options and up to thirty six (36) months in the case of Non-qualified Stock Options;

                           (ii) immediately upon termination of the Grantee's
                  employment for cause, provided, however, that the Committee may extend the period to up to three (3) months with respect to Incentive Stock Options and up to thirty six (36) months in the case of Non-qualified Stock Options;

                           (iii) six months after the date on which the
                  Grantee's employment is terminated by reason of mental or physical disability as determined by a medical doctor satisfactory to the Committee, provided, however, that the Committee may extend the period to up to thirty six (36) months in respect to Non-qualified Stock Options;

                           (iv) (A) twelve months after the date of
                  termination of the Grantee's employment by reason of death of the Grantee, or (B) three months after the date on which the Grantee shall die if such death shall occur during the six (6) month period specified in Subsection 8(a)(iii) hereof, provided, however, that the Committee may extend the period to up to thirty six (36) months in respect to Non-qualified Stock Options.

                  (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 7(b)(iii) or (iv) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after stockholder approval of such corporate transaction.

         9.     ADJUSTMENT OF SHARES.

                  (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
                  maximum number of Shares available for grant under the Plan (including, but not limited to, shares permitted to be granted to any one individual employee), so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
                  number of Shares and the option price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

                  (b) Subject to the specific terms of any Option agreement, the Committee may change the terms of Options outstanding under this Plan with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 7(b)(iii) or (iv) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or option price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option agreement shall provide that the Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or, in the case of Non-qualified Stock Options, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Committee may waive the foregoing transferability restriction with respect to Non-qualified Stock Options on a case-by-case basis.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such arrangement or undertakings, if any, as the Committee may deem necessary or advisable to ensure compliance with any applicable federal or state securities law or regulation, including, but not limited to, the following:

                           (i) a representation and warranty by the Grantee to
                  the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement
                  to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by a stock option committee (herein called the "Committee") consisting of not less than two (2) Directors, all of whom shall be Disinterested Persons; provided, however, that if no Committee is appointed, the Board may administer the Plan provided that all members of the Board at the time are Disinterested Persons. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes f the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13.   INTERPRETATION.

                  (a) If any provision of the Plan should be held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                  (b) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend the Plan or any Option consistent with the Plan; provided, however, that (except to the extent provided in Section 9) no such amendment may, without approval by the stockholders of the Company, (a) increase the number of Shares reserved for Options, (b) change the requirements for eligibility to receive Options, or (c) materially increase the benefits accruing to the participants under the Plan; and provided, further, that (except to the extent provided in Section 8) no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Grantee without the consent of such Grantee.

         15. EFFECTIVE DATE AND TERMINATION DATE. The effective date of this Plan shall be March 17, 1993 provided that the Plan is approved by the Company's Stockholder(s), and the Plan shall terminate on the tenth (10th) anniversary of the effective date. After such termination date, no Options may be granted hereunder; provided, however, that Options outstanding at such date may be exercised pursuant to their terms.

Dated as of the 17TH                                          HEICO CORPORATION
day of MARCH, 1998.

                                                    By: /S/ LAURANS A. MENDELSON
                                                        ------------------------
                                                        Laurans A. Mendelson
                                                        Chairman, President and
                                                        Chief Executive Officer

                                                                       EXHIBIT B

                            ARTICLES OF INCORPORATION
                                       OF
                                HEICO CORPORATION
                                ----------------


                           ARTICLE III: CAPITAL STOCK

         (a) The corporation is authorized to issue seventy million (70,000,0000) shares of capital stock, $0.01 par value per share, of which thirty million (30,000,000) are designated Common Stock; thirty million (30,000,000) are designated Class A Common Stock; and ten million (10,000,000) are designated Preferred Stock.

         The Board of Directors may change the name and reference to the Common Stock and the Class A Common Stock without altering and changing any of the rights, priviledges and preferences of the holders of the Common Stock and the Class A Common Stock, including but not limited to renaming the Class A Common Stock Class B Common Stock and renaming the Common Stock Class A Common Stock.

         (b) The Common Stock and the Class A Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Common Stock and the Class A Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Section (b).

                  (1) Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as herein provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and Class A Common Stock. The holders of shares of Common Stock and Class A Common Stock shall have the following voting rights:

                           (A) the holders of Common Stock shall be entitled to
one (1) vote for each share of Common Stock held on all matters voted upon by the shareholders of the Company and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class; and

                           (B) the holders of Class A Common  Stock shall be
entitled to one-tenth (1/10th) vote for each share of Class A Common Stock held on all matters voted upon by the shareholders of the Company and shall vote together with the holders of Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

                  (2) Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock and the Class A Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Company, whether or not shares of such class or series are already outstanding) or otherwise. Each share Common Stock and each share of Class A Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

                           (A) a dividend or distribution in common stock on
Common Stock may be paid or made in shares of Common Stock or shares of Class A Common Stock or a combination of both;

                           (B) a dividend or distribution in common stock on
Class A Common Stock may be paid in shares of Class A Common Stock or shares of Common Stock or a combination of both;

                           (C) whenever a dividend or distribution is payable in
shares of Common Stock and/or Class A Common Stock, the number of shares of Common Stock payable as a dividend or distribution per each share of Common Stock or Class A Common Stock shall be equal in number;

                           (D) a dividend or distribution on Common Stock which
is paid or made in shares of Common Stock shall be considered identical to a dividend or distribution on Class A Common Stock which is paid or made in a proportionate number of shares of Class A Common Stock; and

                           (E) If any shares of Class A Common Stock require
registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company shall cause such shares to be duly registered or approved, as the case may be. The Company shall endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.

                  (3) If the Company shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, then the outstanding shares of the Common Stock and the Class A Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

                  (4) In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Common Stock and the Class A Common Stock differ as set forth in this Section (b).

                  (5) Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company, if any, shall be divided among and paid ratably to the holders of Common Stock and Class A Common Stock treated as a single class.

                  (6) The Board shall have the power to cause the Company to issue and sell shares of either class of Common Stock to such individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board shall from time to time in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law. The Board shall have the power to cause the Company to purchase, out of funds legally available therefor, shares of either the Common Stock or the Class A Common Stock from such persons and for such consideration as the Board shall from time to time in its discretion determine, whether or not less consideration could be paid upon the purchase of the same number of shares of the Common Stock or the Class A Common Stock, and as otherwise permitted by law.

         (c) The holders of record of any outstanding shares of Preferred
Stock shall be entitled to dividends when and as declared by the Board of Directors of the corporation at such rate per share, if any, and at such time and in such manner, as shall be determined by the Board of Directors of the corporation in the resolution authorizing the series of Preferred Stock of which such shares of Preferred Stock are a part.

         (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to such amount, if any, for each share of Preferred Stock, as the Board of Directors of the corporation shall determine in the resolution authorizing the series of Preferred Stock of which such shares of Preferred Stock are a part, whether or not the corporation shall have any surplus or earnings available for dividends, and no more. If the assets of the corporation shall not be sufficient to pay to all holders of Preferred Stock the amounts to which they would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of record of each series of the Preferred Stock which is entitled to share in the assets of the corporation in any such event shall be entitled to share in the assets of the corporation to the extent, if any, and in the manner, determined by the Board of Directors of the corporation in the resolution authorizing the series of Preferred Stock of which such shares are a part and in such cases holders of record of shares of Preferred Stock of the same series shall be entitled to share ratably in accordance with the number of shares of Preferred Stock of the series held of record by them to the extent, if any, that the series is entitled to share in the assets of the corporation in such event.

         (e) Preferred Stock may be issued from time to time in one or more series. All Preferred Stock shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the following rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series:

                  (1) the distinctive designation of each series and the number of shares that shall constitute the series;

                  (2) the rate of dividends, if any, the preferences and conditions under which, dividends shall be payable on the shares of each series and the time and manner of payment, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

                  (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment;

                  (6) voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights;

                  (7) the rights, if any, of the holders of shares of each series to convert those shares into Common Stock or shares of any other series of Preferred Stock and the terms and conditions of conversion;

                  (8) the limitations, if any, applicable while each series is outstanding, on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of each series.

                  (9) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (10) any other relative powers, preferences and participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series.

         When such series of Preferred Stock is established by the Board of Directors, articles of amendment setting forth the amendment, certifying that the amendment has been duly adopted by the Board of Directors in accordance with the applicable provisions of the Florida Business Corporation Act, and containing such other statements as may be necessary or advisable, shall be assigned by its president or vice president and by its secretary or an assistant secretary, and filed with the Department of State of the State of Florida.

         (f) Series A Junior Participating Preferred Stock.

                  (1) Dividends and Distributions. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 50,000.

                  (2) Dividends and Distributions.

                           (A) Subject to the provisions for adjustment
hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock of the corporation and (ii) a preferential cash dividend (the "Series A Preferential Cash Dividends"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a shares of Series A Preferred Stock, in an amount equal to $.75 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall, at any time after the issuance of any share or fraction of a series of Series A Preferred Stock, make any distribution on the shares of Common Stock of the corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as defined in Section (e)(7)(D) of this Article
III) of such share), then and in each such event the corporation shall simultaneously pay on each then outstanding shares of Series A Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend or make any distribution on a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) The  Corporation  shall  declare  each
Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                           (C) Series A Preferential Cash Dividends shall begin
to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Series A Preferential Cash Dividends shall be cumulative but shall not bear interest. Series A Preferential Cash Dividends paid on the share of Series A

Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (A) Subject to the provisions for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided in these Articles of
Incorporation or the Bylaws of the Corporation, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders of the Corporation.

                           (C) Unless otherwise provided in these Articles of
Incorporation, in the event that any preferential cash dividend to which the holders of any currently existing or future series of the Preferred Stock are entitled (collectively, the "Preferred Cash Dividends") has accrued for four or more quarterly dividend periods, whether consecutive or not, and shall not have been declared and paid (or a sum sufficient for the payment thereof has been set aside) in full, the holders of record of such series of Preferred Stock, other than any series in respect of which such right is expressly withheld by these Articles of Incorporation (such holders existing from time to time being hereinafter referred to as the "Unpaid Series Holders"), acting as a single voting group, shall have the right, at the next meeting of shareholders called for the election of Directors, to elect two members to the Board of Directors, which Directors (hereinafter, the "Preferred Directors") shall be in addition to the number of Directors required by the Bylaws of the Corporation prior to such event, to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full. If at any annual meeting of shareholders at which the term of a Preferred Director is fixed to expire there are accrued Preferred Cash Dividends which have not been paid (or a sum sufficient for payment thereof has not been set aside) in full, the Unpaid Series Holders shall have the right to elect a Preferred Director to the vacant Directorship resulting from the expiration of the term of such Preferred Director in the manner provided in the immediately preceding sentence until all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for payment thereof has been set aside) in full; PROVIDED, HOWEVER, that at no time shall more than two Preferred Directors be members of the Board of Directors. The Preferred Directors may be removed, with or without cause, by the Unpaid Series Holders. Vacancies in such Directorships (whether caused by death, resignation, removal or otherwise) may be filled (if any accrued Preferred Cash Dividends remain unpaid or a sum sufficient for payment thereof has not been set aside) only by the Unpaid Series Holders (or by the remaining Director elected by the Unpaid Series Holders, if there be one) in the manner permitted by law; PROVIDED, HOWEVER, that any such action by the Unpaid Series Holders shall be taken at a meeting of shareholders and shall not be taken by written consent; PROVIDED FURTHER, HOWEVER, that by a vote of a majority of the Board of Directors in office other than the Preferred Directors, the Preferred Directors may be removed immediately after all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full.

                           (D) Except as otherwise provided in these Articles of
Incorporation or the Bylaws of the Corporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  (4) Certain Restrictions.

                           (A) Whenever Series A Preferential Cash Dividends or
Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Series A Preferential Cash Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid (or a sum sufficient for payment thereof has been set aside) in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Corporation shall not

                                    (i) declare or pay dividends on, make any
other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (ii) declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                                    (iii) except as permitted by subparagraph
(iv) of this paragraph (4)(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                                    (iv) purchase or otherwise acquire for
consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (B) The Corporation shall not permit any Subsidiary
(as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                           (C) The Corporation shall not issue any shares of
Series A Preferred Stock except upon exercise of Rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of November 2, 1993 between the Corporation and SunBank, National Association, as rights agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from or greater than those of the Series A Preferred Stock.

                  (5) Reacquired Shares. Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (6) Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (i) $45 per one-hundredth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) if greater than the amount specified in clause (A)(i) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (B) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (A)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (A) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to a the "Liquidation Multiple." In the event the Corporation shall at any time after November 2, 1993 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7)    Certain Reclassifications and Other Events.

                           (A) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                           (B) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Voting Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                           (C) In the event that holders of shares of Common
Stock of the Corporation receive after November 2, 1993 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction, the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                           (D) For purposes of this Section (e) of Article III,
the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System's National Market System ("NASDAQ/NMS") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the NASDAQ/NMS or such national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

                  (8) Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  (9)    Effective Time of Adjustments.

                         (A) Adjustments to the Series A Preferred Stock
required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occur.

                         (B) The  Corporation shall give prompt written notice
to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  (10) No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section 10, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law and the Articles of Incorporation.

                  (11) Ranking. Unless otherwise provided in these Articles of Incorporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

                  (12) Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, preferences or limitations of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the approval of (1) the holders of the then outstanding Rights (as defined in Section (e)(4)(C) of this Article III) and (2) the holders of the then outstanding shares of the Series A Preferred Stock, with the holders of the Rights and the holders of the Series A Preferred

Stock voting together as a single voting group; PROVIDED, HOWEVER, that the holder of each share of Series A Preferred Stock shall have one vote and the holder of each Right shall have one one-hundredth of a vote with respect to each such amendment.

                                HEICO CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of HEICO CORPORATION hereby appoints Laurans A. Mendelson and Thomas S. Irwin, or either of them, the true and lawful attorney or attorneys and proxy or proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of stock which the undersigned would be entitled to vote, if there personally present, at the Annual Meeting of Shareholders of HEICO CORPORATION called to be held at The Wyndham Hotel - Fort Lauderdale Airport, 1825 Griffin Road, Dania, Florida at 10:00 a.m. on March 17, 1998 (notice of such meeting has been received), and at any adjournments thereof, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said attorneys and proxies are authorized to vote as indicated below.

         1.       ELECTION OF DIRECTORS

                  NOMINEES: Jacob T. Carwile, Samuel L. Higginbottom, Paul F. Manieri, Laurans A. Mendelson, Eric A. Mendelson, Victor H. Mendelson, Albert Morrison, Jr., Dr. Alan Schriesheim, Guy C. Shafer

                  [ ] FOR all nominees listed WITHHOLD AUTHORITY
                    to vote for all nominees listed above [ ]

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

         2.       APPROVAL OF AMENDMENT TO THE 1993 STOCK OPTION PLAN

                  FOR              AGAINST           ABSTAIN
                  [  ]              [  ]               [  ]

         3. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 30,000,000 SHARES

                  FOR              AGAINST           ABSTAIN
                  [  ]              [  ]               [  ]

         4. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CREATE CLASS A COMMON STOCK

                  FOR              AGAINST           ABSTAIN
                  [  ]              [  ]               [  ]

         5. In their discretion, upon such other matters which may properly come before the meeting or any adjournments.

                           (CONTINUED FROM OTHER SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, FOR THE PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CREATE CLASS A COMMON STOCK AS DESCRIBED IN THE NOTICE OF MEETING AND PROXY STATEMENT.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING.

                                          Dated :_________________________, 1998

                                          -------------------------------------
                                                Signature of Shareholder

                                          -------------------------------------
                                                 Signature of Shareholder

                                    (Please sign exactly as name appears hereon.
                                    If Executor, Trustee, etc., give full title.
                                    If stock is held in the name of more than one person, each should sign.)